Exhibit 99.2


                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this
Exhibit is attached is filed on behalf of each of them.

Dated: August 10, 1998


                                         JOHN A. LEVIN & CO., INC.


                                         By: /s/ John A. Levin
                                         ---------------------
                                         John A. Levin
                                         Chairman and Chief Executive Officer


                                         BAKER, FENTRESS & CO., INC.


                                         By: /s/ John A. Levin
                                         ---------------------
                                         John A. Levin
                                         President

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